SHAREHOLDER’S VOTING PROXY AGREEMENT

This SHAREHOLDER’S VOTING PROXY AGREEMENT, dated as of December 31, 2010 (this “Agreement”), is entered into by and between Shanghai Technology Innovation Co., Ltd. (上海创新科技有限公司 in Chinese), a limited liability company incorporated and existing under the laws of the PRC with its registered address at Room 901, No. 510, Cao Yang Road, Shanghai, PRC (“Shanghai Chuangxin”), Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (上海复星医药（集团）股份有限公司), a stock company limited by shares listed on the Shanghai Stock Exchange and incorporated and existing under the laws of the PRC with its registered address at Floor 9, No. 510, Cao Yang Road, Shanghai, PRC (the “Shareholder”), and Chindex Export Limited, a company limited by shares incorporated in the British Virgin Islands (“Old BVI”).  The Shareholder, Shanghai Chuangxin and Old BVI are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Shareholder is the direct legal and beneficial owner of the entire equity interest in Shanghai Chuangxin;

WHEREAS, the Shareholder, Shanghai Chuangxin and Old BVI have entered into an Entrusted Management Agreement dated the date hereof relating to the entrustment of the management and operation of Shanghai Chuangxin to Old BVI (the “Entrustment Agreement”);

WHEREAS, the Parties are entering into this Shareholder’s Voting Proxy Agreement in order to further implement and protect the rights of Old BVI with respect to the management and operation of Shanghai Chuangxin;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms.

“Governmental Authority”  means any supranational, national, federal, provincial, state, municipal, regional, county, local or foreign governmental or quasi-governmental or regulatory authority (including a national securities exchange or other self-regulatory body), agency, governmental department, court, commission, board, bureau or other similar entity, domestic or foreign or any arbitrator or arbitral body.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended.

“PRC” (sometimes also herein referred to as “China”) means the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

Section 1.02 Interpretation and Rules of Construction.  In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation;”

(b) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(d) any contract or agreement defined or referred to herein or in any agreement or instrument that is referred to herein means such contract or agreement as from time to time amended, modified or supplemented, including any novation thereof;

(e) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

PROXY

Section 2.01 The Shareholder shall, and does hereby, appoint Old BVI with the full, exclusive and irrevocable right, power and authority to exercise, on Shareholder’s behalf, all of the Shareholder’s rights as a shareholder of Shanghai Chuangxin, including the sole and exclusive right to (i) convene shareholders’ meetings of Shanghai Chuangxin and sign resolutions relating to such meetings and otherwise exercise all voting, appointment and consent rights with respect to the equity interests and shares in Shanghai Chuangxin, (ii)  appoint, remove and terminate members of the board of directors and the general manager of Shanghai Chuangxin, (iii) appoint, remove and terminate the supervisors (of the board of directors) of Shanghai Chuangxin, and (iv) elect the chairman of the board of directors or other appropriate person as the authorized legal representative of Shanghai Chuangxin.

Section 2.02 In the event that any further action by the Shareholder is required by law in order to effectively constitute Old BVI or any such other Person as Old BVI may specify pursuant to Section 2.01, the Shareholder shall promptly execute and deliver any and all documents and take all such other action as Old BVI may request in order to give effect thereto.

Section 2.03 The term of this Agreement shall be from the date hereof until the termination of the Entrustment Agreement.

ARTICLE III

GENERAL

Section 3.01 Dispute Resolution.  Any dispute, controversy or claim arises out of or relating to any provision of this Agreement shall be resolved in accordance with Article VII of the Entrustment Agreement.

Section 3.02 Further Assurances.  Each of the Parties shall execute such documents and perform such further acts (including without limitation obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

Section 3.03 Amendment.  This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the Parties.

Section 3.04 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to the principles of conflict of Laws of the State of New York or any other jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SHANGHAI FOSUN PHARMACEUTICAL (GROUP) CO., LTD. (上海复星医药（集团）股份有限公司)

	By:	/s/ Chen Qiyu
Name: Chen Qiyu
Title: Chairman of the Board
(Chop)

SHANGHAI TECHNOLOGY INNOVATION CO., LTD. (上海创新科技有限公司 in Chinese)

	By:	/s/ Ding Xiaojun
Ding Xiaojun
Legal Representative
(Chop)

CHINDEX EXPORT LIMITED

By:	/s/ Lawrence Pemble
Name: Lawrence Pemble
Title: Director

[Shareholder’s Voting Proxy Agreement Signature Page]